UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 9, 2007
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-13958	13-3317783
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Hartford Financial Services Group, Inc.
One Hartford Plaza
Hartford, CT	06155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 547-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 19, 2006, The Hartford Financial Services Group, Inc. (the “Company”) entered into a $1.6 billion Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement (as amended, the “Credit Agreement”) by and among the Company and the syndicate of financial institutions named therein (the “Lenders”), including Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Wachovia Bank, N.A., as documentation agent.
On August 9, 2007, The Company and the requisite number of Lenders under the Credit Agreement entered into an amendment and restatement of the Credit Agreement that provides, among other things, for increasing to $2.0 billion the total commitments of the Lenders thereunder and extending the maturity date to August 9, 2012.
The foregoing description is qualified in its entirety by reference to the Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated August 9, 2007 by and among the Company and the Lenders, attached hereto.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.

10.1	Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated August 9, 2007, by and among the Company and the Lenders, including Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Wachovia Bank, N.A., as documentation agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By:	/s/ Ricardo A. Anzaldúa

Name: Ricardo A. Anzaldúa
Title: Senior Vice President and Associate General Counsel
Date: August 10, 2007
EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.01	Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated August 9, 2007, by and among the Company and the Lenders, including Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Wachovia Bank, N.A., as documentation agent.

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